Amalgamated Financial Corp. Reports Second Quarter 2025 Financial Results; Solid Deposit and Loan Growth; Strong Margin at 3.55% Common Equity Tier 1 Capital Ratio of 14.13% | Tangible Book Value per Share of $24.33 NEW YORK, July 24, 2025 – (GlobeNewswire) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced financial results for the second quarter ended June 30, 2025. Second Quarter 2025 Highlights (on a linked quarter basis) • Net income of $26.0 million, or $0.84 per diluted share, compared to $25.0 million, or $0.81 per diluted share. • Core net income1 of $27.0 million, or $0.88 per diluted share, compared to $27.1 million, or $0.88 per diluted share. Deposits and Liquidity • On-balance sheet deposits increased $321.2 million, or 4.3%, to $7.7 billion. • Excluding $112.3 million of temporary pension funding deposits received on the last day of the quarter and withdrawn on the following day, total deposits increased $208.9 million, or 2.8%, to $7.6 billion. • Off-balance sheet deposits were $41.4 million at the end of the quarter. • Political deposits increased $136.5 million, or 13%, to $1.2 billion, which includes both on and off-balance sheet deposits. • Average cost of deposits, increased 3 basis points to 162 basis points, where non-interest-bearing deposits comprised 36% of total deposits. Assets and Margin • Net interest margin remained unchanged at 3.55%. • Net interest income grew $2.3 million, or 3.3%, to $72.9 million. • Net loans receivable increased $35.5 million, or 0.8%, to $4.7 billion. • Net loans in growth mode (commercial and industrial, commercial real estate, and multifamily) increased $60.8 million or 2.1%. • Total PACE assessments grew $16.3 million, or 1.4%, to $1.2 billion. • The multifamily and commercial real estate loan portfolios totaled $1.8 billion and had a concentration of 202% to total risk based capital. Capital and Returns • Tier 1 leverage ratio remained constant at 9.22% and Common Equity Tier 1 ratio was 14.13%. • Tangible common equity1 ratio decreased 13 basis points to 8.60% due to a larger balance sheet. • Tangible book value per share1 increased $0.82, or 3.5%, to $24.33, and has increased $7.00, or 40.4% since September 2021. • Core return on average tangible common equity1 of 14.90% and core return on average assets1 of 1.28%. Share Repurchase • Repurchased approximately 327,000 shares, or $9.7 million of common stock, through June 30, 2025, with $30.3 million in remaining capacity under the share repurchase program approved on March 10, 2025. • Approximately 74,000 shares have been repurchased from July 1 through July 22, 2025. 1 1 Definitions are presented under “Non-GAAP Financial Measures”. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on the Company’s website, www.amalgamatedbank.com.

Priscilla Sims Brown, President and Chief Executive Officer, commented, “We are achieving our results because our banking model is flexible. We have many levers we can pull to drive performance and that creates reliability and predictability for our shareholders, customers, and employees.” Second Quarter Earnings Net income was $26.0 million, or $0.84 per diluted share, compared to $25.0 million, or $0.81 per diluted share, for the prior quarter. The $1.0 million increase during the quarter was primarily driven by a scheduled $2.6 million increase in non- core income related to solar tax equity investments, a $2.3 million increase in net interest income, and a $1.1 million decrease in non-interest expense. This was partially offset by a $4.3 million increase in provision for credit losses, the effect from a $0.8 million net valuation gain on residential loans sold during the previous quarter, and a $0.4 million increase in losses on sales of securities and other assets compared to the linked quarter. Core net income1 was $27.0 million, or $0.88 per diluted share, compared to $27.1 million, or $0.88 per diluted share for the prior quarter. Excluded from core net income for the quarter, pre-tax, was $1.0 million of losses on the sale of securities and other assets, $0.3 million of scheduled accelerated depreciation from solar tax equity investments, $0.1 million of severance costs, and $0.1 million of ICS One-Way Sell fee income. Excluded from core net income for the first quarter of 2025, pre-tax, was $2.9 million of accelerated depreciation from solar tax equity investments, a $0.8 million net valuation gain from residential loans sold during the quarter, and $0.7 million of losses on the sale of securities. Net interest income was $72.9 million, compared to $70.6 million for the prior quarter. Loan interest income increased $0.9 million and loan yields increased 5 basis points despite a $35.6 million decrease in average loan balances, primarily due to completion of a residential loan pool sale in the prior quarter. In addition, commercial loan originations were offset by paydowns and payoffs on lower-yielding commercial and residential loans. Interest income on securities increased $2.0 million driven by an increase in the average balance of securities of $141.2 million despite a slight decline in securities yields of 4 basis points. Interest expense on total interest-bearing deposits increased $1.7 million driven primarily by an increase in the average balance of total interest-bearing deposits of $201.0 million, while interest-bearing deposits cost remained flat. Net interest margin was 3.55%, the same as the prior quarter largely due to a higher average balance of interest-bearing deposits as noted above, which resulted in a slightly higher blended cost of funds. This offset the interest income generated by the higher average balance of securities and modestly higher loan yields. Additionally, income from prepayment penalties had a one basis point impact on net interest margin in the current quarter, compared to no impact in the prior quarter. Provision for credit losses was an expense of $4.9 million, compared to an expense of $0.6 million in the prior quarter. The increase in the second quarter was primarily driven by a $2.3 million increase in reserve for one syndicated commercial and industrial loan as well as the macroeconomic forecasts used in the CECL model, primarily related to the consumer solar loan portfolio, which can be volatile. Non-interest income was $8.0 million, compared to $6.4 million in the prior quarter. Excluding all non-core income adjustments noted above, core non-interest income1 was $9.3 million, compared to $9.1 million in the prior quarter. The increase was primarily related to higher commercial banking fees, partially offset by lower income from Trust fees. Non-interest expense was $40.6 million, a decrease of $1.1 million from the prior quarter. Core non-interest expense1 was $40.4 million, also a decrease of $1.1 million from the prior quarter. This was mainly driven by a $1.5 million decrease in professional fees, partially offset by a $0.4 million increase in advertising expense. Provision for income tax expense was $9.5 million, compared to $9.7 million for the prior quarter. The effective tax rate was 26.7%, compared to 28.0% in the prior quarter. The California single-sales factor apportionment law was adopted 2 during the quarter which resulted in an increase in the California state tax rate. A discrete tax benefit was recognized during the current quarter for the remeasurement of deferred tax assets reducing the quarterly effective tax rate. Going forward, the tax rate is expected to be 27.3%. The prior quarter effective tax rate was impacted by discrete tax items related to a city and state tax examination. Adjusted, the current quarter effective tax rate was 27.3% compared to 27.0% for the prior quarter. Balance Sheet Quarterly Summary Total assets were $8.6 billion at June 30, 2025, a $336.1 million or a 4% increase compared to $8.3 billion at March 31, 2025. On the last day of the quarter, the balance sheet was impacted by $112.3 million of temporary pension funding deposits that were withdrawn the following day. Adjusted, total assets were $8.5 billion, in line with our target for the quarter. Notable changes within individual balance sheet line items include a $177.6 million increase in securities and a $35.5 million increase in net loans receivable. On the liabilities side, on-balance sheet deposits increased by $321.2 million or $208.9 million when adjusted for the temporary deposits noted above. Off-balance sheet deposits decreased by $173.1 million in the quarter. Equity grew by $18.0 million. Total net loans receivable at June 30, 2025 were $4.7 billion, an increase of $35.5 million, or 0.8% for the quarter. A balanced increase in loans was primarily driven by a $34.2 million increase in multifamily loans, a $13.5 million increase in commercial and industrial loans, and a $13.1 million increase in commercial real estate loans, all in our identified growth portfolios. This was partially offset by a $11.0 million decrease in consumer solar loans, and a $11.8 million decrease in residential loans, both being non-growth portfolios. During the quarter, criticized or classified loans increased $13.9 million, largely related to the downgrades of four commercial and industrial loans totaling $9.7 million, the downgrade of one multifamily loan totaling $2.8 million, additional downgrades of small business loans totaling $1.0 million, and an increase of $2.1 million in residential and consumer substandard loans. This was partially offset by charge-offs of small business loans totaling $1.1 million, and an upgrade of one $0.1 million small business loan. Total on-balance sheet deposits at June 30, 2025 were $7.7 billion, an increase of $321.2 million, or 4.3%, during the quarter. Including accounts currently held off-balance sheet, deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $1.2 billion as of June 30, 2025, an increase of $136.5 million during the quarter. Non-interest-bearing deposits represented 38% of average total deposits and 36% of ending total deposits for the quarter, contributing to an average cost of total deposits of 162 basis points. Super-core deposits1 totaled approximately $4.2 billion, had a weighted average life of 18 years, and comprised 54% of total deposits. Total uninsured deposits were $3.9 billion, comprising 50% of total deposits. Nonperforming assets totaled $35.2 million, or 0.41% of period-end total assets at June 30, 2025, an increase of $1.3 million, compared with $33.9 million, or 0.41% on a linked quarter basis. The increase in nonperforming assets was primarily driven by a $2.4 million increase in residential non-accrual loans, partially offset by a $0.3 million decrease in commercial and industrial nonaccrual loans, a $0.3 million decrease in consumer solar nonaccrual loans, and a $0.5 million decrease in nonaccrual loans held for sale compared to the prior quarter. 3

During the quarter, the allowance for credit losses on loans increased $1.3 million to $59.0 million. The ratio of allowance to total loans was 1.25%, an increase of 2 basis points from 1.23% in the first quarter of 2025. This is primarily due to an increase of $2.3 million in reserves for one commercial and industrial loan, along with increases in provision related to the macroeconomic forecasts used in the CECL model. The loan associated with the increased reserve is a commercial and industrial business loan to an originator of consumer loans for renewable energy efficiency improvements. During the quarter, $2.5 million of debtor-in-possession (“DIP”) financing was put in place, a portion of which was advanced and increased our outstanding exposure from $8.3 million to $9.3 million as of June 30, 2025. Additionally, during the third quarter, the remainder of the DIP financing was advanced bringing the total exposure to $10.8 million as of the date of this earnings release. While there remains collateral value, the situation with this loan is fluid and could result in further reserves as the workout progresses. Capital Quarterly Summary As of June 30, 2025, the Common Equity Tier 1 Capital ratio was 14.13%, the Total Risk-Based Capital ratio was 16.43%, and the Tier 1 Leverage Capital ratio was 9.22%, compared to 14.27%, 16.61% and 9.22%, respectively, as of March 31, 2025. Stockholders’ equity at June 30, 2025 was $754.0 million, an increase of $18.0 million during the quarter. The increase in stockholders’ equity was primarily driven by $26.0 million of net income for the quarter and a $4.3 million improvement in accumulated other comprehensive loss due to the tax-effected mark-to-market on available for sale securities, offset by $9.7 million in share buybacks and $4.4 million in dividends paid at $0.14 per outstanding share. Tangible book value per share1 was $24.33 as of June 30, 2025 compared to $23.51 as of March 31, 2025. Tangible common equity1 improved to 8.60% of tangible assets, compared to 8.73% as of March 31, 2025. Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its second quarter 2025 results today, July 24, 2025 at 11:00am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. Second Quarter 2025 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13754662. The telephonic replay will be available until July 31, 2025. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of the Company’s website at https:// ir.amalgamatedbank.com/. 4

About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington D.C., and San Francisco, and a commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of June 30, 2025, total assets were $8.6 billion, total net loans were $4.7 billion, and total deposits were $7.7 billion. Additionally, as of June 30, 2025, the trust business held $36.5 billion in assets under custody and $15.6 billion in assets under management. Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” Management utilizes this information to compare operating performance for June 30, 2025 versus certain periods in 2025 and 2024 and to prepare internal projections. The Company believes these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to core business, which are excluded, vary extensively from company to company, the Company believe that the presentation of this information allows investors to more easily compare results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. The Company strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on the Company’s website, amalgamatedbank.com. Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. The Company believes the most directly comparable GAAP financial measure is net income. 5

“Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, and restructuring/severance. The Company believes the most directly comparable GAAP financial measure is total non-interest expense. “Core non-interest income” is defined as total non-interest income excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, and tax credits and accelerated depreciation on solar equity investments. The Company believes the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”. The Company believes the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core return on average assets” is defined as “Core net income” divided by average total assets. The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average tangible common equity” is defined as “Core net income” divided by average “tangible common equity.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. “Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. The Company believes the most directly comparable GAAP financial measure is total deposits. “Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. The Company believes the most directly comparable GAAP financial measure is total assets. “Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, goodwill and core deposit intangibles. The Company believes that the most directly comparable GAAP financial measure is total stockholders’ equity. "Traditional securities" is defined as total investment securities excluding PACE assessments. The Company believes the most directly comparable GAAP financial measure is total investment securities. Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward- looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” “may” and “intend,” as well as other similar words and expressions of the future. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: 1. uncertain conditions in the banking industry and in national, regional and local economies in core markets, which may have an adverse impact on business, operations and financial performance; 2. deterioration in the financial condition of borrowers resulting in significant increases in credit losses and provisions for those losses; 3. deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; 4. changes in deposits, including an increase in uninsured deposits; 6

5. ability to maintain sufficient liquidity to meet deposit and debt obligations as they come due, which may require that the Company sell investment securities at a loss, negatively impacting net income, earnings and capital; 6. unfavorable conditions in the capital markets, which may cause declines in stock price and the value of investments; 7. negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; 8. fluctuations or unanticipated changes in the interest rate environment including changes in net interest margin or changes in the yield curve that affect investments, loans or deposits; 9. the general decline in the real estate and lending markets, particularly in commercial real estate in the Company’s market areas, and the effects of the enactment of or changes to rent-control and other similar regulations on multi- family housing; 10. potential implementation by the current presidential administration of a regulatory reform agenda that is significantly different from that of the prior presidential administration, impacting the rule making, supervision, examination and enforcement of the banking regulation agencies; 11. changes in U.S. trade policies and other global political factors beyond the Company’s control, including the imposition of tariffs, which raise economic uncertainty, potentially leading to slower growth and a decrease in loan demand; 12. the outcome of legal or regulatory proceedings that may be instituted against us; 13. inability to achieve organic loan and deposit growth and the composition of that growth; 14. composition of the Company’s loan portfolio, including any concentration in industries or sectors that may experience unanticipated or anticipated adverse conditions greater than other industries or sectors in the national or local economies in which the Company operates; 15. inaccuracy of the assumptions and estimates the Company makes and policies that the Company implements in establishing the allowance for credit losses; 16. changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; 17. any matter that would cause the Company to conclude that there was impairment of any asset, including intangible assets; 18. limitations on the ability to declare and pay dividends; 19. the impact of competition with other financial institutions, including pricing pressures and the resulting impact on results, including as a result of compression to net interest margin; 20. increased competition for experienced members of the workforce including executives in the banking industry; 21. a failure in or breach of operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; 22. increased regulatory scrutiny and exposure from the use of “big data” techniques, machine learning, and artificial intelligence; 23. a downgrade in the Company’s credit rating; 24. “greenwashing claims” against the Company and environmental, social, and governance ("ESG") products and increased scrutiny and political opposition to ESG and diversity, equity, and inclusion ("DEI") practices; 25. any unanticipated or greater than anticipated adverse conditions (including the possibility of earthquakes, wildfires, and other natural disasters) affecting the markets in which the Company operates; 26. physical and transitional risks related to climate change as they impact the business and the businesses that the Company finances; 27. future repurchase of the Company’s shares through the Company’s common stock repurchase program; and 28. descriptions of assumptions underlying or relating to any of the foregoing. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. The Company disclaims any obligation to update or revise any forward-looking 7 statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 8 amalgamated FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

	Three Months Ended			Six Months Ended	
	June 30,	March 31,	June 30,	June 30,	
($ in thousands)	2025	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME					
Loans	$ 58,723	$ 57,843	$ 51,293	$ 116,566	$ 103,245
Securities	43,737	41,653	44,978	85,390	87,368
Interest-bearing deposits in banks	1,639	1,194	2,690	2,833	5,282
Total interest and dividend income	104,099	100,690	98,961	204,789	195,895
INTEREST EXPENSE					
Deposits	30,593	28,917	28,882	59,510	54,773
Borrowed funds	597	1,196	887	1,793	3,893
Total interest expense	31,190	30,113	29,769	61,303	58,666
NET INTEREST INCOME	72,909	70,577	69,192	143,486	137,229
Provision for credit losses	4,890	596	3,161	5,486	4,749
Net interest income after provision for credit losses	68,019	69,981	66,031	138,000	132,480
NON-INTEREST INCOME					
Trust Department fees	3,879	4,191	3,657	8,069	7,511
Service charges on deposit accounts	3,873	3,438	8,614	7,311	14,750
Bank-owned life insurance income	796	626	615	1,422	1,224
Losses on sale of securities and other assets	(1,041)	(680)	(2,691)	(1,721)	(5,465)
Gain (loss) on sale of loans and changes in fair value on loans held-for-sale, net	18	832	69	850	116
Equity method investments income (loss)	51	(2,508)	(1,551)	(2,458)	521
Other income	449	507	545	957	830
Total non-interest income	8,025	6,406	9,258	14,430	19,487
NON-INTEREST EXPENSE					
Compensation and employee benefits	23,240	23,314	23,045	46,554	45,318
Occupancy and depreciation	3,476	3,293	3,379	6,768	6,283
Professional fees	3,283	4,739	2,332	8,022	4,708
Technology	5,485	5,619	4,786	11,103	9,415
Office maintenance and depreciation	570	629	580	1,199	1,243
Amortization of intangible assets	144	144	182	287	365
Advertising and promotion	412	51	1,175	463	2,394
Federal deposit insurance premiums	900	900	1,050	1,800	2,100
Other expense	3,074	2,961	2,983	6,038	5,838
Total non-interest expense	40,584	41,650	39,512	82,234	77,664
Income before income taxes	35,460	34,737	35,777	70,196	74,303
Income tax expense	9,471	9,709	9,024	19,179	20,301
Net income	$ 25,989	$ 25,028	$ 26,753	$ 51,017	$ 54,002
Earnings per common share - basic	$ 0.85	$ 0.82	$ 0.88	$ 1.67	$ 1.77
Earnings per common share - diluted	$ 0.84	$ 0.81	$ 0.87	$ 1.65	$ 1.75

9

amalgamated FINANCIAL CORP.

Consolidated Statements of Financial Condition

($ in thousands)	June 30, 2025	March 31, 2025	December 31, 2024
Assets	(unaudited)	(unaudited)	
Cash and due from banks	$ 4,049	$ 4,196	$ 4,042
Interest-bearing deposits in banks	167,017	61,518	56,707
Total cash and cash equivalents	171,066	65,714	60,749
Securities:			
Available for sale, at fair value			
Traditional securities	1,713,077	1,546,127	1,477,047
Property Assessed Clean Energy (“PACE”) assessments	178,247	161,147	152,011
	1,891,324	1,707,274	1,629,058
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $47, $47, and $49, respectively	529,418	535,065	542,246
PACE assessments, net of allowance for credit losses of $657, $654, and $655, respectively	1,037,220	1,038,052	1,043,959
	1,566,638	1,573,117	1,586,205
Loans held for sale	2,545	3,667	37,593
Loans receivable, net of deferred loan origination fees and costs	4,714,344	4,677,506	4,672,924
Allowance for credit losses	(58,998)	(57,676)	(60,086)
Loans receivable, net	4,655,346	4,619,830	4,612,838
Resell agreements	57,040	41,651	23,741
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	5,277	4,679	15,693
Accrued interest receivable	55,509	55,092	61,172
Premises and equipment, net	8,823	7,366	6,386
Bank-owned life insurance	108,465	108,652	108,026
Right-of-use lease asset	11,379	12,477	14,231
Deferred tax asset, net	33,685	33,799	42,437
Goodwill	12,936	12,936	12,936
Intangible assets, net	1,200	1,343	1,487
Equity method investments	5,110	5,639	8,482
Other assets	34,995	31,991	35,858
Total assets	$ 8,621,338	$ 8,285,227	$ 8,256,892
Liabilities			
Deposits	7,733,272	7,412,072	7,180,605
Borrowings	75,457	69,676	314,409
Operating leases	15,395	17,190	19,734
Other liabilities	43,230	50,293	34,490
Total liabilities	7,867,354	7,549,231	7,549,238
Stockholders’ equity			
Common stock, par value $0.01 per share	310	309	308
Additional paid-in capital	290,256	288,539	288,656
Retained earnings	522,405	500,783	480,144
Accumulated other comprehensive loss, net of income taxes	(42,982)	(47,308)	(58,637)
Treasury stock, at cost	(16,005)	(6,327)	(2,817)
Total stockholders' equity	753,984	735,996	707,654
Total liabilities and stockholders’ equity	$ 8,621,338	$ 8,285,227	$ 8,256,892

10

Select Financial Data As of and for the As of and for the Three Months Ended Six Months Ended June 30, March 31, June 30, June 30, (Shares in thousands) 2025 2025 2024 2025 2024 Selected Financial Ratios and Other Data: Earnings per share Basic $ 0.85 $ 0.82 $ 0.88 $ 1.67 $ 1.77 Diluted 0.84 0.81 0.87 1.65 1.75 Core net income (non-GAAP) Basic $ 0.88 $ 0.88 $ 0.86 $ 1.77 $ 1.70 Diluted 0.88 0.88 0.85 1.75 1.68 Book value per common share (excluding minority interest) $ 24.79 $ 23.98 $ 21.09 $ 24.79 $ 21.09 Tangible book value per share (non-GAAP) $ 24.33 $ 23.51 $ 20.61 $ 24.33 $ 20.61 Common shares outstanding, par value $0.01 per share(1) 30,412 30,697 30,630 30,412 30,630 Weighted average common shares outstanding, basic 30,558 30,682 30,551 30,619 30,513 Weighted average common shares outstanding, diluted 30,758 30,946 30,832 30,872 30,789 (1) 70,000,000 shares authorized; 30,983,139, 30,940,480, and 30,743,666 shares issued for the periods ended June 30, 2025, March 31, 2025, and June 30, 2024 respectively, and 30,412,241, 30,696,940, and 30,630,386 shares outstanding for the periods ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively. 11

Select Financial Data

	As of and for the Three Months Ended			As of and for the Six Months Ended	
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Selected Performance Metrics:					
Return on average assets	1.23 %	1.22 %	1.30 %	1.23 %	1.33 %
Core return on average assets (non-GAAP)	1.28 %	1.33 %	1.27 %	1.30 %	1.27 %
Return on average equity	14.06 %	14.05 %	17.27 %	14.06 %	17.75 %
Core return on average tangible common equity (non-GAAP)	14.90 %	15.54 %	17.34 %	15.21 %	17.46 %
Average equity to average assets	8.78 %	8.71 %	7.53 %	8.75 %	7.48 %
Tangible common equity to tangible assets (non-GAAP)	8.60 %	8.73 %	7.66 %	8.60 %	7.66 %
Loan yield	5.05 %	5.00 %	4.68 %	5.03 %	4.72 %
Securities yield	5.11 %	5.15 %	5.22 %	5.13 %	5.21 %
Deposit cost	1.62 %	1.59 %	1.55 %	1.61 %	1.51 %
Net interest margin	3.55 %	3.55 %	3.46 %	3.55 %	3.47 %
Efficiency ratio (1)	50.14 %	54.10 %	50.37 %	52.07 %	49.56 %
Core efficiency ratio (non-GAAP)	49.21 %	52.11 %	50.80 %	50.64 %	50.60 %
Asset Quality Ratios:					
Nonaccrual loans to total loans	0.74 %	0.70 %	0.78 %	0.74 %	0.78 %
Nonperforming assets to total assets	0.41 %	0.41 %	0.43 %	0.41 %	0.43 %
Allowance for credit losses on loans to nonaccrual loans	170.02 %	175.07 %	182.83 %	170.02 %	182.83 %
Allowance for credit losses on loans to total loans	1.25 %	1.23 %	1.42 %	1.25 %	1.42 %
Annualized net charge-offs to average loans	0.30 %	0.22 %	0.25 %	0.26 %	0.22 %
Liquidity Ratios:					
2 day Liquidity Coverage of Uninsured Deposits %	96.73 %	93.75 %	100.83 %	96.73 %	100.83 %
Cash and Borrowing Capacity Coverage of Uninsured, Non-Supercore Deposits (%)	167.94 %	163.71 %	174.24 %	167.94 %	174.24 %
Capital Ratios:					
Tier 1 leverage capital ratio	9.22 %	9.22 %	8.42 %	9.22 %	8.42 %
Tier 1 risk-based capital ratio	14.13 %	14.27 %	13.48 %	14.13 %	13.48 %
Total risk-based capital ratio	16.43 %	16.61 %	16.04 %	16.43 %	16.04 %
Common equity tier 1 capital ratio	14.13 %	14.27 %	13.48 %	14.13 %	13.48 %

(1) Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income

12

amalgamated FINANCIAL CORP.

Loan and PACE Assessments Portfolio Composition

(In thousands)	At June 30, 2025		At March 31, 2025		At June 30, 2024	
	Amount	% of total	Amount	% of total	Amount	% of total
Commercial portfolio:						
Commercial and industrial	$ 1,196,804	25.4 %	$ 1,183,297	25.3 %	$ 1,012,400	22.6 %
Multifamily	1,406,193	29.8 %	1,371,950	29.4 %	1,230,545	27.5 %
Commercial real estate	422,068	9.0 %	409,004	8.7 %	377,484	8.4 %
Construction and land development	20,330	0.4 %	20,690	0.4 %	23,254	0.5 %
Total commercial portfolio	3,045,395	64.6 %	2,984,941	63.8 %	2,643,683	59.0 %
Retail portfolio:						
Residential real estate lending	1,292,013	27.4 %	1,303,856	27.9 %	1,404,624	31.4 %
Consumer solar	345,604	7.3 %	356,601	7.6 %	385,567	8.6 %
Consumer and other	31,332	0.7 %	32,108	0.7 %	37,965	1.0 %
Total retail portfolio	1,668,949	35.4 %	1,692,565	36.2 %	1,828,156	41.0 %
Total loans held for investment	4,714,344	100.0 %	4,677,506	100.0 %	4,471,839	100.0 %
Allowance for credit losses	(58,998)		(57,676)		(63,444)	
Loans receivable, net	$ 4,655,346		$ 4,619,830		$ 4,408,395	
PACE assessments:						
Available for sale, at fair value						
Residential PACE assessments	178,247	14.7 %	161,147	13.4 %	112,923	9.7 %
Held-to-maturity, at amortized cost						
Commercial PACE assessments	278,006	22.9 %	271,200	22.6 %	256,663	22.0 %
Residential PACE assessments	759,871	62.4 %	767,507	64.0 %	798,561	68.4 %
Total Held-to-maturity PACE assessments	1,037,877	85.3 %	1,038,707	86.6 %	1,055,224	90.4 %
Total PACE assessments	1,216,124	100.0 %	1,199,854	100.0 %	1,168,147	100.0 %
Allowance for credit losses	(657)		(654)		(655)	
Total PACE assessments, net	$ 1,215,467		$ 1,199,200		$ 1,167,492	
Loans receivable, net and total PACE assessments, net as a % of Deposits	75.9%		78.5%		74.9%	
Loans receivable, net and total PACE assessments, net as a % of Deposits excluding Brokered CDs	75.9%		78.5%		76.4%	

13

Net Interest Income Analysis

	Three Months Ended								
	June 30, 2025			March 31, 2025			June 30, 2024		
(In thousands)	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 161,965	$ 1,639	4.06%	$ 121,321	$ 1,194	3.99%	$ 213,725	$ 2,690	5.06%
Securities[1]	3,361,812	42,850	5.11%	3,220,590	40,867	5.15%	3,308,881	42,937	5.22%
Resell agreements	52,621	887	6.76%	30,169	786	10.57%	122,618	2,041	6.69%
Loans receivable, net[2]	4,659,667	58,723	5.05%	4,695,264	57,843	5.00%	4,406,843	51,293	4.68%
Total interest-earning assets	8,236,065	104,099	5.07%	8,067,344	100,690	5.06%	8,052,067	98,961	4.94%
Non-interest-earning assets:									
Cash and due from banks	5,622			5,045			6,371		
Other assets	203,992			220,589			217,578		
Total assets	$ 8,445,679			$ 8,292,978			$ 8,276,016		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 4,457,620	$ 28,653	2.58%	$ 4,242,786	$ 26,806	2.56%	$ 3,729,858	$ 24,992	2.69%
Time deposits	218,835	1,940	3.56%	232,683	2,111	3.68%	210,565	1,898	3.63%
Brokered CDs	—	—	0.00%	—	—	0.00%	156,086	1,992	5.13%
Total interest-bearing deposits	4,676,455	30,593	2.62%	4,475,469	28,917	2.62%	4,096,509	28,882	2.84%
Borrowings	75,741	597	3.16%	134,340	1,196	3.61%	104,560	887	3.41%
Total interest-bearing liabilities	4,752,196	31,190	2.63%	4,609,809	30,113	2.65%	4,201,069	29,769	2.85%
Non-interest-bearing liabilities:									
Demand and transaction deposits	2,895,845			2,901,061			3,390,941		
Other liabilities	56,203			59,728			60,982		
Total liabilities	7,704,244			7,570,598			7,652,992		
Stockholders' equity	741,435			722,380			623,024		
Total liabilities and stockholders' equity	$ 8,445,679			$ 8,292,978			$ 8,276,016		
Net interest income / interest rate spread		$ 72,909	2.44%		$ 70,577	2.41%		$ 69,192	2.09%
Net interest-earning assets / net interest margin	$ 3,483,869		3.55%	$ 3,457,535		3.55%	$ 3,850,998		3.46%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 7,572,300		1.62%	$ 7,376,530		1.59%	$ 7,331,364		1.48%
Total deposits / total cost of deposits	$ 7,572,300		1.62%	$ 7,376,530		1.59%	$ 7,487,450		1.55%
Total funding / total cost of funds	$ 7,648,041		1.64%	$ 7,510,870		1.63%	$ 7,592,010		1.58%

(1) Includes Federal Home Loan Bank (FHLB) stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in 2Q2025, 1Q2025, or 2Q2024 of $200,076, $0, and $0, respectively (in thousands).

14

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

(In thousands)	Six Months Ended June 30, 2025 Average Balance	Income / Expense	Yield / Rate	June 30, 2024 Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:						
Interest-bearing deposits in banks	$ 141,756	$ 2,833	4.03%	$ 209,547	$ 5,282	5.07%
Securities	3,291,591	83,717	5.13%	3,239,619	84,000	5.21%
Resell agreements	41,457	1,673	8.14%	100,814	3,368	6.72%
Total loans, net [(1)(2)]	4,677,367	116,566	5.03%	4,398,665	103,245	4.72%
Total interest-earning assets	8,152,171	204,789	5.07%	7,948,645	195,895	4.96%
Non-interest-earning assets:						
Cash and due from banks	5,335			5,720		
Other assets	212,245			221,924		
Total assets	$ 8,369,751			$ 8,176,289		
Interest-bearing liabilities:						
Savings, NOW and money market deposits	$ 4,350,797	$ 55,459	2.57%	$ 3,660,704	$ 46,864	2.57%
Time deposits	225,721	4,051	3.62%	199,305	3,474	3.51%
Brokered CDs	—	—	0.00%	173,163	4,435	5.15%
Total interest-bearing deposits	4,576,518	59,510	2.62%	4,033,172	54,773	2.73%
Borrowings	104,879	1,793	3.45%	196,326	3,893	3.99%
Total interest-bearing liabilities	4,681,397	61,303	2.64%	4,229,498	58,666	2.79%
Non-interest-bearing liabilities:						
Demand and transaction deposits	2,898,439			3,264,590		
Other liabilities	57,955			70,309		
Total liabilities	7,637,791			7,564,397		
Stockholders' equity	731,960			611,892		
Total liabilities and stockholders' equity	$ 8,369,751			$ 8,176,289		
Net interest income / interest rate spread		$ 143,486	2.43%		$ 137,229	2.17%
Net interest-earning assets / net interest margin	$ 3,470,774		3.55%	$ 3,719,147		3.47%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 7,474,957		1.61%	$ 7,124,599		1.42%
Total deposits / total cost of deposits	$ 7,474,957		1.61%	$ 7,297,762		1.51%
Total funding / total cost of funds	$ 7,579,836		1.63%	$ 7,494,088		1.57%

(1) Includes Federal Home Loan Bank (FHLB) stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in June YTD 2025 and June YTD 2024 of $200 thousand and $18 thousand, respectively.

15

amalgamated FINANCIAL CORP.

Deposit Portfolio Composition

(In thousands)	Three Months Ended					
	June 30, 2025		March 31, 2025		June 30, 2024	
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$ 2,810,489	$ 2,895,845	$ 2,895,757	$ 2,901,061	$ 3,445,068	$ 3,390,941
NOW accounts	177,494	177,312	187,078	177,827	192,452	191,253
Money market deposit accounts	4,216,318	3,950,346	3,772,423	3,739,548	3,093,644	3,202,365
Savings accounts	330,892	329,962	330,410	325,411	336,943	336,240
Time deposits	198,079	218,835	226,404	232,683	227,437	210,565
Brokered certificates of deposit ("CDs")	—	—	—	—	153,444	156,086
Total deposits	$ 7,733,272	$ 7,572,300	$ 7,412,072	$ 7,376,530	$ 7,448,988	$ 7,487,450
Total deposits excluding Brokered CDs	$ 7,733,272	$ 7,572,300	$ 7,412,072	$ 7,376,530	$ 7,295,544	$ 7,331,364

(In thousands)	Three Months Ended					
	June 30, 2025		March 31, 2025		June 30, 2024	
	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %
NOW accounts	0.68 %	0.72 %	0.72 %	0.70 %	1.07 %	1.07 %
Money market deposit accounts	2.70 %	2.77 %	2.73 %	2.76 %	3.08 %	2.93 %
Savings accounts	1.32 %	1.30 %	1.28 %	1.28 %	1.67 %	1.37 %
Time deposits	3.22 %	3.56 %	3.52 %	3.68 %	3.50 %	3.63 %
Brokered CDs	— %	— %	— %	— %	4.98 %	5.13 %
Total deposits	1.63 %	1.62 %	1.57 %	1.59 %	1.59 %	1.55 %
Interest-bearing deposits excluding Brokered CDs	2.56 %	2.62 %	2.58 %	2.62 %	2.88 %	2.74 %

[(1)] Average rate paid is calculated as the weighted average of spot rates on deposit accounts. Off-balance sheet deposits are excluded from all calculations shown.

16

Asset Quality (In thousands) June 30, 2025 March 31, 2025 June 30, 2024 Loans 90 days past due and accruing $ — $ — $ — Nonaccrual loans held for sale 459 989 989 Nonaccrual loans - Commercial 27,501 27,872 23,778 Nonaccrual loans - Retail 7,199 5,072 10,924 Nonaccrual securities 6 7 29 Total nonperforming assets $ 35,165 $ 33,940 $ 35,720 Nonaccrual loans: Commercial and industrial $ 12,501 $ 12,786 $ 8,428 Commercial real estate 3,893 3,979 4,231 Construction and land development 11,107 11,107 11,119 Total commercial portfolio 27,501 27,872 23,778 Residential real estate lending 3,805 1,375 7,756 Consumer solar 3,193 3,479 2,794 Consumer and other 201 218 374 Total retail portfolio 7,199 5,072 10,924 Total nonaccrual loans $ 34,700 $ 32,944 $ 34,702 17

Credit Quality

($ in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Criticized and classified loans			
Commercial and industrial	$ 64,305	$ 55,157	$ 53,940
Multifamily	11,324	8,540	10,242
Commercial real estate	3,893	3,979	8,311
Construction and land development	11,107	11,107	11,119
Residential real estate lending	3,805	1,375	7,756
Consumer solar	3,193	3,479	2,794
Consumer and other	201	218	374
Total loans	$ 97,828	$ 83,855	$ 94,536
Criticized and classified loans to total loans			
Commercial and industrial	1.36 %	1.18 %	1.21 %
Multifamily	0.24 %	0.18 %	0.23 %
Commercial real estate	0.08 %	0.09 %	0.19 %
Construction and land development	0.24 %	0.24 %	0.25 %
Residential real estate lending	0.08 %	0.03 %	0.17 %
Consumer solar	0.07 %	0.07 %	0.06 %
Consumer and other	— %	— %	0.01 %
Total loans	2.07 %	1.79 %	2.12 %

	June 30, 2025		March 31, 2025		June 30, 2024	
	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance
Commercial and industrial	0.32 %	1.42 %	0.28 %	1.29 %	0.32 %	1.44 %
Multifamily	— %	0.20 %	— %	0.23 %	— %	0.38 %
Commercial real estate	— %	0.49 %	— %	0.39 %	— %	0.40 %
Construction and land development	— %	6.33 %	— %	6.05 %	— %	3.60 %
Residential real estate lending	(0.01)%	0.69 %	— %	0.73 %	(0.18)%	0.88 %
Consumer solar	2.91 %	7.26 %	1.90 %	7.01 %	2.57 %	7.00 %
Consumer and other	0.07 %	5.74 %	0.70 %	5.67 %	0.01 %	6.49 %
Total loans	0.30 %	1.25 %	0.22 %	1.23 %	0.25 %	1.42 %

18

amalgamated
FINANCIAL CORP.

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

	As of and for the Three Months Ended			As of and for the Six Months Ended	
(in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Core operating revenue					
Net Interest Income (GAAP)	$ 72,909	$ 70,577	$ 69,192	$ 143,486	$ 137,229
Non-interest income (GAAP)	8,025	6,406	9,258	14,430	19,487
Add: Loss on Sale of Securities and Other Assets	1,041	680	2,691	1,721	5,465
Less: ICS One-Way Sell Fee Income(1)	(102)	(9)	(4,859)	(111)	(7,762)
Less: Changes in fair value of loans held-for-sale(6)	—	(837)	—	(837)	—
Less: Subdebt repurchase gain(2)	—	—	(406)	—	(406)
Add: Tax (credits) depreciation on solar investments(3)	310	2,868	1,815	3,179	7
Core operating revenue (non-GAAP)	$ 82,183	$ 79,685	$ 77,691	161,868	154,020
Core non-interest expense					
Non-interest expense (GAAP)	$ 40,584	$ 41,650	$ 39,512	$ 82,234	$ 77,664
Add: Gain on settlement of lease termination(4)	—	—	—	—	499
Less: Severance costs(5)	(142)	(125)	(44)	(267)	(228)
Core non-interest expense (non-GAAP)	$ 40,442	$ 41,525	$ 39,468	81,967	77,935
Core net income					
Net Income (GAAP)	$ 25,989	$ 25,028	$ 26,753	$ 51,017	$ 54,002
Add: Loss on Sale of Securities and Other Assets	1,041	680	2,691	1,721	5,465
Less: ICS One-Way Sell Fee Income(1)	(102)	(9)	(4,859)	(111)	(7,762)
Less: Changes in fair value of loans held-for-sale(6)	—	(837)	—	(837)	—
Less: Gain on settlement of lease termination(4)	—	—	—	—	(499)
Less: Subdebt repurchase gain(2)	—	—	(406)	—	(406)
Add: Severance costs(5)	142	125	44	267	228
Add: Tax (credits) depreciation on solar investments(3)	310	2,868	1,815	3,179	7
Less: Tax on notable items	(371)	(731)	180	(1,109)	775
Core net income (non-GAAP)	$ 27,009	$ 27,124	$ 26,218	54,127	51,810
Tangible common equity					
Stockholders' equity (GAAP)	$ 753,984	$ 735,996	$ 646,112	$ 753,984	$ 646,112
Less: Minority interest	—	—	(133)	—	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,200)	(1,343)	(1,852)	(1,200)	(1,852)
Tangible common equity (non-GAAP)	$ 739,848	$ 721,717	$ 631,191	739,848	631,191
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 741,435	$ 722,380	$ 623,024	$ 731,960	$ 611,892
Less: Minority interest	—	—	(133)	—	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,270)	(1,413)	(1,941)	(1,341)	(2,032)
Average tangible common equity (non-GAAP)	$ 727,229	$ 708,031	$ 608,014	717,683	596,791

(1) Included in service charges on deposit accounts in the Consolidated Statements of Income
(2) Included in other income in the Consolidated Statements of Income
(3) Included in equity method investments income in the Consolidated Statements of Income
(4) Included in occupancy and depreciation in the Consolidated Statements of Income
(5) Included in compensation and employee benefits in the Consolidated Statements of Income
(6) Included in changes in fair value of loans held-for-sale in the Consolidated Statements of Income

19